UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 25, 2003
                Date of Report (Date of earliest event reported)

                          Discovery Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)

         Delaware                     000-26422                  94-3171943
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)

                           350 Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

            On November 25, 2003, the Company issued a press release to announce positive primary endpoint results of its pivotal, multinational, landmark phase 3 superiority clinical trial of Surfaxin(R) for Respiratory Distress Syndrome
(RDS) in premature infants. This pivotal trial was designed as a controlled, prophylaxis, event-driven, superiority trial to demonstrate the safety and effectiveness of the Company's humanized lung surfactant, Surfaxin, over Exosurf
(R), an approved non-protein containing synthetic surfactant with a reference arm to Survanta(R), the leading cow-derived surfactant used in the United States. The trial's independent Data Safety Monitoring Board (DSMB) informed the study's Steering Committee and the Company that the trial had achieved statistical significance in its co-primary endpoints for Surfaxin versus Exosurf. The results of this pivotal study, together with the successful results of an earlier RDS Phase 3 supportive study for Surfaxin versus Curosurf, are intended to form the basis for worldwide regulatory approval, including the filing of a new drug application with the FDA.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits:

      99.1 Press Release dated November 25, 2003


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Discovery Laboratories, Inc.


                                            By:    /s/ Robert J. Capetola
                                                --------------------------------
                                            Name:  Robert J. Capetola, Ph.D.
                                            Title: President and Chief Executive
                                                      Officer

Date: November 25, 2003


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